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Exhibit 10(g)





                          VALUE APPRECIATION AGREEMENT


         THIS VALUE APPRECIATION AGREEMENT (this "Agreement") is entered into as of the ____ day of December, 1996, by INSILCO CORPORATION, a Delaware corporation (the "Company"), and DAVID M. ARONOWITZ, ROBERT F. HEFFRON, LES G. JACOBS, DAVID A. KAUER, KENNETH H. KOCH, PHILIP K. WOODLIEF (collectively, the "Executives" and, individually, an "Executive").

         WHEREAS, each of the Executives is currently an employee of the Company; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it would be in the best interests of the Company and its shareholders to entertain and consider a proposal or proposals regarding a possible "Sale" (as hereinafter defined) of the Company; and

         WHEREAS, the Board has determined that it would be in the best interests of the Company to maintain continuity in the management of the Company's business in the event of any actual or contemplated Sale of the Company; and

         WHEREAS, the Company desires to provide the Executives, on the terms and subject to the conditions set forth in this Agreement, with an additional incentive to remain in the Company's employ, to assist the Company to negotiate and consummate the Sale of the Company on terms satisfactory to the Company, and to use their best efforts to maintain and enhance the value, business, prospects, and business relationships of the Company;

         NOW, THEREFORE,for and in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

         1.      CERTAIN DEFINITIONS.    As used in this Agreement, the
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 (a) An "Affiliate" of any specified Person means any Subsidiary of such Person and any other Person controlled by, controlling, or under common control with such specified Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                 (b) The "Base Salary" of an Executive means such Executive's annual base salary payable in accordance with the regular payroll practices of the Company.

                 (c) "Benefits" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans," as that term is defined in Section 3(3) of ERISA, and any and all other written or unwritten employee plans, policies,
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practices, programs, arrangements, or agreements, adopted, maintained, or sponsored in whole or in part by, or contributed to by the Company or any of its Subsidiaries for the benefit of the directors, officers, employees, agents, or retirees of the Company or any of its Subsidiaries, or any of their respective spouses or dependents, or any other beneficiaries.

                 (d) "Buyer" means the Person or Persons who purchase or otherwise acquire the Company's stock or assets in a Sale of the Company.

                 (e) "Cause" means: (i) the conviction of the Executive of any felony; (ii) any act of fraud, embezzlement, or willful dishonesty by the Executive in relation to the business or affairs of the Company; (iii) any other illegal conduct on the part of the Executive that is detrimental to the best interests of the Company; (iv) the deliberate and gross misconduct by the Executive in the performance of, or the deliberate and gross neglect by the Executive of, his duties and responsibilities as an officer or employee of the Company; or (v) a material breach by the Executive of his obligations under this Agreement or under any other agreement between the Executive and the Company relating to his Employment, including, but not limited to, any employment, confidentiality, or noncompetition agreement; provided, however, that no action or failure to act by the Executive will constitute "Cause" hereunder if (A) the Executive believed in good faith that such action or failure to act was in the best interest of the Company or its shareholders, or
(B) such action or failure to act occurred at any time after the occurrence of any event that constitutes Good Reason.

                 (f)      A "Change in Control" means any of the following:

                          (i) the acquisition, directly or indirectly, by any Person or group of Persons acting in concert within any twelve-month period of securities of the Company representing an aggregate of 25 percent or more of the combined voting power of the Company's then outstanding securities, provided that, upon the consummation of such acquisition, such Person or group of Persons holds a greater percentage of the combined voting power of the Company's then outstanding securities than any other Person; or

                          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof before the end of such period, unless the election of each director who was not a director at the beginning of such period was approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

                          (iii) consummation of (A) a merger, consolidation, or other business combination of the Company with any other Person, other than a merger, consolidation, or business combination which would result in the common stock of the Company outstanding immediately prior thereto continuing to represent, or being converted into common stock





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         of the surviving entity or a parent or Affiliate thereof representing, at least 60 percent of the common stock of the Company or such surviving entity or parent or Affiliate thereof outstanding immediately after such merger, consolidation, or business combination, or (B) a plan of complete liquidation of the Company, or (C) an agreement for the sale or disposition by the Company of a majority (in value) of the Company's assets; or

                          (iv)    the occurrence of any other event or
         circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

provided, however, that for purposes of determining whether a Change in Control has occurred on any given date, a partner in Water Street Corporate Recovery Fund I, Ltd. will be deemed to own that number of voting shares of the Company determined by multiplying such partner's percentage partnership interest in such partnership as of such date by the number of voting shares of the Company owned by such partnership as of such date.

                 (g) The "Closing Date" means the date on which a Sale of the Company is consummated or, if a Sale consists of a series of transactions or events, the date on which the transaction or event that causes such series of transactions or events to constitute a Sale is consummated or occurs, provided, however, that, for the purposes of this Agreement, the date on which an initial installment of the Purchase Price in connection with a Sale or a series of transactions that constitutes a Sale is paid shall be deemed to be the Closing Date.

                 (h) The "Commissions" means the commissions payable to the Executives pursuant to Sections 4 and 5 hereof.

                 (i) "Employment" of the Executive means the regular salaried employment of the Executive with the Company and does not include the engagement of the Executive as an independent consultant or other independent contractor.

                 (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (k) "Good Reason" means the occurrence of any of the following events at any time prior to the Closing Date: (i) a material reduction in the Executive's Base Salary; (ii) the elimination of or a material reduction in any Benefits provided to the Executive, unless a substitute Benefit that is economically equivalent to the eliminated or reduced Benefit is provided to the Executive; (ii) a material change in the Executive's position (including status, office, title, reporting relationships, or working conditions), responsibilities, authority, or duties; (iii) the relocation of the Executive's office location as assigned to the Executive by the Company to a location more than 50





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miles from the Executive's office location as of the date of this Agreement; or
(iv) the failure of any Successor to assume, either by an enforceable agreement or by operation of law, all of the Company's liabilities and obligations to the Executive under this Agreement.

                 (l) The "Per Share Purchase Price" means the Purchase Price divided by the number of shares of the capital stock of the Company outstanding on the Closing Date, on a fully diluted basis, taking into account all shares subject to stock options outstanding as of such date.

                 (m) The "Per Share Value" means the average of the closing sale prices for a share of the capital stock of the Company as reported on the Nasdaq National Market for the 25 trading days ending on the day that is two trading days prior to a particular Termination Date.

                 (n) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), trust, unincorporated organization or government or any agency or political subdivision thereof.

                 (o) The "Pro Rata Share (Sale)" of an Executive means the ratio that such Executive's Base Salary as of (i) the Closing Date, if the Closing Date falls on December 31 of any year, or (ii) December 31 of the year prior to the year in which the Closing Date occurs, if the Closing Date falls on any day other than December 31, bears to the total amount of the Base Salaries of all of the Executives who are employed by the Company or a Successor as of such applicable date.

                 (p) The "Pro Rata Share (Termination)" of an Executive means the ratio that such Executive's Base Salary as of (i) the Termination Date, if the Termination Date falls on December 31 of any year, or (ii) December 31 of the year prior to the year in which the Termination Date occurs, if the Termination Date falls on any day other than December 31, bears to the total amount of the Base Salaries of all of the Executives as of such date.

                 (q) The "Purchase Price" for the Company means the total purchase price or other consideration payable by the Buyer to the Company under the terms of a Sale of the Company, whether payable in cash or any other property, subject to any adjustments that may be made to the amount of such total purchase price or other consideration, either before or after the Closing Date, under the terms of the Sale (but no such adjustment shall be made for any fees, expenses, or commissions payable by the Company or any other party in connection with the consummation of the Sale); provided, however, that, for purposes of this definition:

                          (i) if any part or all of the Purchase Price is payable in property other than cash, the amount of the Purchase Price shall be equal to the sum of the amount of cash payable in the Sale plus the fair market value of the non-cash property to be conveyed, transferred, or assigned to the Company, an Affiliate or Affiliates of the Company, or the shareholders of the Company in the Sale;





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                          (ii)    if any part or all of the Purchase Price is
         payable in the form of securities, the value of such securities will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the Sale, and if such securities do not have an existing public trading market, the value of the securities shall be the mutually agreed upon fair market value thereof on the day prior to the consummation of the Sale;

                          (iii)   in the case of a sale, transfer, or
         disposition by the Company of less than all of the assets of the Company, the Purchase Price shall include the fair market value of any current assets of the Company not sold by the Company and the principal amount of all indebtedness for borrowed money assumed by the buyer or buyers in the Sale;

                          (iv) in the case of the sale, exchange, or purchase of fewer than all of the outstanding shares of the capital stock of the Company, the Purchase Price shall be the total consideration that would have been paid if all such stock had been purchased, on a fully diluted basis, taking into account all shares subject to outstanding stock options, on the same terms, plus the principal amount of all indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of the Company prior to the consummation of the Sale;

                          (v) the Purchase Price shall include any amounts paid into escrow and the amount of any and all deferred or contingent payments that are or may become payable by the Buyer under the terms of the Sale upon the expiration of time, under certain circumstances, or on the occurrence or nonoccurrence of certain events, without any reduction or discount whatsoever; and

                          (vi)    the Purchase Price shall include, if
         applicable, the aggregate amount of any and all dividends or other distributions declared by the Company with respect to its stock after the date hereof and prior to the Closing Date.

                 (r) A "Sale" of the Company means a transaction or event, or a series of transactions or events, that results in (i) a sale, transfer, or other disposition of a majority of the outstanding shares of the capital stock of the Company to any Person or group of Persons, (ii) a sale, transfer, or other disposition of a majority (in value) of the assets of the Company to such a Person or group of Persons, or (iii) a merger, consolidation, or other business combination of the Company with any such Person, other than a merger, consolidation, or business combination which would result in the common stock of the Company outstanding immediately prior to the consummation of such merger, consolidation, or business combination continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or Affiliate thereof representing) at least 60 percent of the common stock of the Company or such surviving





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entity or parent or Affiliate thereof outstanding immediately after the consummation thereof. For purposes of determining whether a Sale has occurred on any given date, a partner in Water Street Corporate Recovery Fund I, Ltd. will be deemed to own that number of voting shares of the Company determined by multiplying such partner's percentage partnership interest in such partnership as of such date by the number of voting shares of the Company owned by such partnership as of such date.

                 (s) A "Subsidiary" of a Person means (i) a corporation, 50 percent or more of the equity ownership and outstanding voting stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person, or (ii) if such Person is not a corporation, an unincorporated operating division of such Person.

                 (t) A "Successor" means any successor in interest to the Company by virtue of a Change in Control, a Sale, or any other merger, consolidation, or other business combination involving the Company.

                 (u) The "Termination Date" means the date of a termination of an Executive's Employment.

         2.      TERM.    The term of this Agreement shall be two years,
commencing on the date hereof.

         3. DUTIES OF THE EXECUTIVES. During the term of this Agreement and as long as any of the Executives remains employed by the Company, each such Executive so employed shall (i) use his best efforts to assist the Company to negotiate and consummate the Sale of the Company on terms satisfactory to the Company, (ii) use his best efforts to maintain and enhance the value, business, prospects, and business relationships of the Company, and (iii) perform any and all specific duties consistent with his position with the Company as may be reasonably assigned to the Executive by the Board or the President of the Company in relation to the Sale of the Company or in relation to the ongoing business and operation of the Company.

         4.      COMMISSIONS UPON A TERMINATION OF EMPLOYMENT.

                 (a) If an Executive's Employment is terminated prior to the Closing Date either (i) by the Company for Cause, or (ii) by the Executive without Good Reason at any time before the occurrence of a Change in Control, then no Commissions shall be payable to such Executive under any provisions of this Agreement.

                 (b) If (i) an Executive's Employment is terminated at any time during the term of this Agreement and prior to the Closing Date either (A) by the Company other than for Cause or by reason of the Executive's death or Disability, (B) by the Executive with Good Reason, or (C) by the Executive, whether with or without Good Reason, at any time after the occurrence of a Change in Control, and (ii) such Executive has performed the obligations to be performed by him under Section 3 hereof through the Termination Date, then
(iii) if the Per Share Value determined as of the





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Termination Date is less than $36.00, no Commission shall be payable to such
Executive hereunder, except to the extent that a Commission may become payable under subsection 4(d) below on a Sale of the Company, and (iv) if the Per Share Value determined as of the Termination Date is greater than $36.00, the Company shall pay to such Executive a Commission in an amount equal to the sum of the following amounts, subject to adjustment in accordance with subsection 4(d) below:

                          (A) one percent of the amount determined by multiplying the amount by which the Per Share Value exceeds $36.00, times the total number of shares of the capital stock of the Company outstanding on the Termination Date, on a fully diluted basis, taking into account all shares subject to stock options outstanding as of such date, times such Executive's Pro Rata Share (Termination); plus

                          (B) an additional one percent of the amount determined by multiplying the amount, if any, by which the Per Share Value exceeds $40.00, times the total number of shares of the capital stock of the Company outstanding on the Termination Date, on a fully diluted basis, taking into account all shares subject to stock options outstanding as of such date, times such Executive's Pro Rata Share (Termination).

                 (c) Any Commission payable under subsection 4(b) above shall be payable in full, in cash, on the Termination Date.

                 (d) If an Executive's Employment is terminated prior to the Closing Date under the circumstances and subject to the conditions described in subsection 4(b) above, and regardless of whether such Executive is entitled to a Commission under said subsection 4(b), and if the Closing Date occurs within one year after the Termination Date, then such Executive shall be entitled to receive a portion of the amount, if any, by which the Commission which he would otherwise have been entitled to receive under Section 5 below (had such Executive been employed by the Company on the Closing Date) exceeds the Commission which he was entitled to receive under subsection 4(b) above, such portion to be 100 percent if the Closing Date occurs on or before the date that is three months after the Termination Date and reduced by ten percent per month thereafter.

                 (e) Any Commission payable under subsection 4(d) above shall be payable in full, in cash, within ten days after the Closing Date.

         5.      COMMISSIONS UPON A SALE OF THE COMPANY.

                 (a) Upon a Sale of the Company, if the Per Share Purchase Price is less than or equal to $36.00, no Commissions shall be payable to any of the Executives under the provisions of this Section 5. Upon a Sale of the Company during the term of this Agreement, if the Per Share Purchase Price is greater than $36.00, then the Company shall pay to each of the Executives who are employed by the Company or a Successor as of the Closing Date a Commission in an amount equal to the sum of the following amounts:





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                          (i)     one percent of the amount determined by
         multiplying the amount by which the Per Share Purchase Price exceeds $36.00, times the total number of shares of the capital stock of the Company outstanding on the Closing Date, on a fully diluted basis, taking into account all shares subject to stock options outstanding as of such date, times such Executive's Pro Rata Share (Sale); plus

                          (ii) an additional one percent of the amount determined by multiplying the amount, if any, by which the Per Share Purchase Price exceeds $40.00, times the total number of shares of the capital stock of the Company outstanding on the Closing Date, on a fully diluted basis, taking into account all shares subject to stock options outstanding as of such date, times such Executive's Pro Rata Share (Sale);

provided, however, that the aggregate amount of the Commissions payable under this Section 5 shall be reduced by the lesser of (A) the amount, if any, of the Commissions paid to any of the Executives under Section 4 above prior to the Closing Date, including Commissions payable under Section 4(d) above, or (B) the amount of Commissions that would have been payable under the operation of this Section 5 to any Executives who have received Commissions under Section 4 above.

                 (b) The Commissions payable under this Section 5 shall be due and payable in full, in cash, within ten days after the Closing Date, and shall be determined based on the total amount of the Purchase Price, including any and all amounts that may be paid into escrow, and the total, gross amount of any and all deferred or contingent payments, without any discount or other reduction whatsoever.

         6.      ANTIDILUTION.    In the event of any change in the number of
outstanding shares of capital stock of the Company at any time after the date of this Agreement by reason of a stock dividend, stock split, recapitalization, combination, share exchange, or similar transaction, the amounts of $36.00 and $40.00 set forth in Sections 4 and 5 hereof shall be adjusted appropriately to take into account the effects of such change.

         7.      TAX WITHHOLDING.    The Company may withhold or cause to be
withheld from any benefits payable under this Agreement all federal, state, city, or other taxes that are required to be withheld pursuant to any law or governmental regulation or other taxes that are required to be withheld pursuant to any law or governmental regulation or ruling.

         8.      ASSIGNABILITY; BINDING EFFECT.

                 (a) This Agreement is personal to each of the Executives and, without the prior written consent of the Company, shall not be assignable by any Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding on and enforceable by each Executive's legal representatives and permitted successors and assigns.





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                 (b)      The rights of the Company under this Agreement may be
assigned or transferred by the Company, provided that the assignee or transferee assumes all the liabilities, obligations and duties of the assignor, as contained in this Agreement, either contractually or as a matter of law.
This Agreement shall inure to the benefit of and be binding on and enforceable by the successors and assigns of the Company.

         9. NOTICES. Any and all notices and other communications hereunder shall be in writing and shall be given, if by the Executives, or any of them, by facsimile transmission to the facsimile number for the Company set forth below and if by any party, by personal delivery or by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)      If to the Company, to:

                          Insilco Corporation
                          425 Metro Place North
                          Fifth Floor
                          Dublin, Ohio  43017
                          Facsimile Number:  (614) 791-3195

                 (b) If to the Executives, or to any of them, to the addresses set forth on Schedule A attached hereto and incorporated by reference herein.

         10.     AMENDMENTS.    This Agreement may not be modified or amended
except by an instrument in writing signed by each of the parties hereto.

         11.     SEVERABILITY.    If any provision of this Agreement shall be
held invalid in whole or in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         12.     GOVERNING LAW.    This Agreement has been executed and
delivered in the State of Ohio and its validity, interpretation, performance and enforcement shall be governed by the laws of said state without regard to principles of conflicts of laws.

         13.     ENTIRE AGREEMENT.    This Agreement represents the final
agreement between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten agreements between the parties relative to the subject matter of this Agreement.





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                      THIS SPACE INTENTIONALLY LEFT BLANK





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         14.     TITLE; REFERENCES.    The titles of the Sections and
subsections of this Agreement are for reference only and are not to be considered in construing this Agreement. References herein to Sections or subsections are to Sections or subsections of this Agreement unless otherwise specified.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              INSILCO CORPORATION



                                        By: ______________________________
                                            Robert L. Smialek, President



                                            _______________________________
                                                    David M. Aronowitz

                                            _______________________________
                                                     Robert F. Heffron

                                            _______________________________
                                                      Les G. Jacobs


                                            _______________________________
                                                    David A. Kauer


                                            _______________________________
                                                    Kenneth H. Koch

                                            _______________________________
                                                    Philip K. Woodlief





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